Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS THIRD QUARTER 2014

OPERATING EPS OF $0.55

•	Solid earnings across all business segments
•	Strong annuity sales continued, led by new fixed indexed annuity product
•	Book value per share excluding the fair value adjustment for investments of $24.91, up 8% compared to a year ago
•	Raising full year 2014 operating income guidance to $2.20 to $2.30 per diluted share

SPRINGFIELD, Ill., October 22, 2014 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and nine months ended September 30, 2014:

Horace Mann Financial Highlights
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except per share amounts)	2014	2013	Change	2014	2013	Change
Total revenues	$265.6	$251.9	5.4%	$791.6	$772.1	2.5%
Net income	25.4	23.6	7.6%	74.2	76.6	-3.1%
Net income per diluted share	0.60	0.57	5.3%	1.76	1.85	-4.9%
Operating income*	23.1	24.5	-5.7%	68.6	63.1	8.7%
Operating income per diluted share*	0.55	0.59	-6.8%	1.63	1.53	6.5%
Book value per share				31.51	27.15	16.1%
Book value per share excluding the fair value adjustment for investments*				24.91	23.15	7.6%
Property and Casualty segment net income	11.8	11.1	6.3%	30.7	25.4	20.9%
Property and Casualty combined ratio	96.3%	97.6%	-1.3 pts	97.5%	99.4%	-1.9 pts
Property and Casualty underlying combined ratio*	95.3%	94.0%	1.3 pts	92.0%	92.8%	-0.8 pts
Annuity segment net income	$ 10.3	$ 11.6	-11.2%	$ 34.1	$ 31.9	6.9%
Life segment net income	3.9	5.8	-32.8%	12.8	15.7	-18.5%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s third quarter operating income was $0.55 per diluted share, led by strong property and casualty results, as well as solid earnings in our annuity and life segments,” said Horace Mann’s President and CEO Marita Zuraitis. “The property and casualty combined ratio of 96.3% reflected a decreased level of catastrophe losses and continued improvement in auto underlying results, partially offset by a higher level of non-catastrophe losses in property. Excluding unlocking, net income in the annuity segment increased modestly, primarily due to an 8% increase in assets under management over the 12 months. For the life segment, net income decreased primarily due to a more normal level of mortality losses, compared to the favorable experience in the prior year. Annuity sales continued to be strong, up 17% for the quarter, led by fixed indexed annuity sales. And, auto sales increased 7%.”

“Primarily due to stronger than anticipated earnings in the annuity segment, as well as the impact of both catastrophe and non-catastrophe losses, we are revising our estimate of full-year 2014 operating income to between $2.20 and $2.30 per share,” stated Zuraitis.

Property and Casualty Segment

The property and casualty segment recorded net income of $11.8 million in the third quarter of 2014, an increase of 6% compared to the prior year. Also compared to the prior year third quarter, the total property and casualty combined ratio improved 1.3 percentage points to 96.3%, largely due to lower catastrophe losses in the current period, as well as continued margin expansion in auto.

Pretax catastrophe losses in the current quarter of $5.7 million, or 4.0 points, decreased $3.4 million, or 2.4 points, compared to a year ago. Favorable prior years' reserve development of $4.4 million, or 3.0 points, was recorded in the third quarter, compared to $4.0 million, or 2.8 points, of favorable development recorded in the prior year.

The underlying auto combined ratio of 99.9% for the quarter and 98.7% for the nine months ended September 30, 2014 each improved over 2 points on continued loss ratio improvement. Within property, the underlying combined ratio of 85.7% for this year’s third quarter reflected an elevated level of non-catastrophe weather-related losses, as well as approximately 6 points due to current accident year reserve strengthening. For the nine months ended September 30, 2014, the underlying property combined ratio of 78.6% was 3 percentage points higher than the prior year, reflecting a recent trend of more severe non-catastrophe weather-related losses.

For the nine months, property and casualty net income of $30.7 million increased $5.3 million compared to the same period in 2013. The year-to-date combined ratio and underlying combined ratio of 97.5% and 92.0%, respectively, improved 1.9 percentage points and 0.8 percentage point compared to the first nine months of 2013, primarily reflecting improvement in the underlying auto loss ratio. The year-to-date expense ratio of 27.3% was 0.3 percentage point lower than the prior year.

Total property and casualty written premiums of $154.6 million and $440.0 million increased 1% and 3%, respectively, compared to the three and nine months ended September 30, 2013. The growth was driven by increases in average premium per policy for both auto and property accompanied by reductions in catastrophe reinsurance costs.

Total property and casualty sales increased 5% and 1% compared to the third quarter and first nine months of 2013, respectively. Auto sales increased 7% and 3% compared to the three and nine months ended September 30, 2013, respectively, more than offsetting declines of 6% and 9% in property sales for the respective periods. Policy retention continues to be strong with auto and property policy retention rates for the current period at 85% and 88%, respectively.

Annuity Segment

For the third quarter of 2014, annuity segment net income excluding deferred policy acquisition costs unlocking (“unlocking”) increased $0.3 million to $11.1 million compared to the prior year period. For the first nine months of 2014, net income on the same basis of $34.7 million increased $4.0 compared to the same period in 2013. On a reported basis, annuity segment net income decreased $1.3 million to $10.3 million compared to the prior year third quarter, and increased $2.2 million to $34.1 million year to date. This result included $1.2 million of negative pretax unlocking in the quarter and $0.9 million of negative pretax unlocking for the nine months, compared to positive unlocking of $1.3 million and $1.9 million in the respective prior year periods.

For the nine months ended September 30, 2014, the annualized net interest spread of 204 basis points on fixed annuity assets reflected continued solid investment portfolio performance and proactive crediting rate management, which contributed to a 12% increase in the net interest margin compared to the first nine months of 2013. Total annuity assets under management of $5.6 billion increased 8% compared to September 30, 2013, and total cash value persistency remained strong at approximately 95%.

For the three and nine months ended September 30, 2014, annuity deposits of $143.4 million and $361.7 million increased 12% and 14%, respectively, compared to the prior year periods, primarily due to an increase in the amount of single premium and rollover deposits received in the current periods. For both periods, recurring deposit receipts also exceeded the prior year amounts.

Horace Mann’s total annuity sales for the current quarter and nine months increased 17% and 22%, respectively, led by sales of the company’s new fixed indexed annuity product. Annuity sales by the company’s agency force increased 18% and 25% compared to the three and nine months ended September 30, 2013, respectively, while annuity sales from the independent agent distribution channel, which currently produces approximately 10% of total annuity sales, increased 4% and less than 1% compared to the same periods.

Life Segment

Life segment net income of $3.9 million for the third quarter and $12.8 million for the first nine months of the year decreased $1.9 million and $2.9 million compared to the respective periods in 2013. The decline was primarily attributable to a more normal level of mortality losses, compared to the favorable experience in the prior year.

In 2014, life segment insurance premiums and contract deposits of $24.7 million for the current quarter decreased slightly compared to the same period in 2013, while the year-to-date result of $73.7 million was consistent with the prior year. Life persistency of 96% was comparable to 12 months earlier. Third quarter 2014 life sales decreased somewhat compared to a year ago, reflecting the variability of single premium product sales. For the first nine months, life sales of $7.3 million increased 16% compared to the prior year.

Investment Results

Total net investment income increased 5% and 6% compared to the three and nine months ended September 30, 2013, respectively, reflecting higher asset balances in the annuity segment, as well as continued strong performance in the fixed maturity and alternative investment portfolios. Pretax net realized investment gains were $3.5 million and $8.7 million in the current quarter and nine months, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $479.5 million at September 30, 2014 decreased 4% compared to the $501.2 million net unrealized gain at June 30, 2014. Net unrealized gains were $232.5 million at December 31, 2013 and $281.3 million at September 30, 2013.

Capital Management

During the third quarter of 2014, the company repurchased 53,900 shares of its common stock at an aggregate cost of $1.6 million, or an average price per share of $28.61, under its $50 million share repurchase program. As of September 30, 2014, the program had a remaining authorization of $22.9 million. There were 40,886,174 shares outstanding on September 30, 2014.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s third quarter financial results with investors and analysts on October 23, 2014 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended June 30, 2014 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
EARNINGS SUMMARY

Net income	$25.4	$23.6	7.6%	$74.2	$76.6	-3.1%
Net realized investment gains (losses), after tax	2.3	(0.9)	N.M.	5.6	13.5	-58.5%
Operating income (A)	23.1	24.5	-5.7%	68.6	63.1	8.7%

Per diluted share:
Net income	$0.60	$0.57	5.3%	$1.76	$1.85	-4.9%
Net realized investment gains (losses), after tax	$0.05	$(0.02)	N.M.	$0.13	$0.32	-59.4%
Operating income (A)	$0.55	$0.59	-6.8%	$1.63	$1.53	6.5%

Weighted average number of shares and equivalent shares (in millions) - Diluted	42.3	41.7	1.4%	42.2	41.4	1.9%

RETURN ON EQUITY

Net income return on equity (B)				9.1%	9.1%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				10.4%	10.3%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$31.51	$27.15	16.1%
Effect of the fair value adjustment for investments (E)				$6.60	$4.00	65.0%
Book value excluding the fair value adjustment for investments (A)				$24.91	$23.15	7.6%

Dividends paid	$0.23	$0.195	17.9%	$0.69	$0.585	17.9%

Ending number of shares outstanding (in millions) (D)				40.9	40.1	2.0%

Total assets				$9,643.0	$8,522.7	13.1%
Short-term debt				38.0	38.0	-
Long-term debt, current and noncurrent				199.9	199.9	-
Total shareholders' equity				1,288.3	1,089.3	18.3%

ADDITIONAL INFORMATION

Exclusive agencies (F)				640	620	3.2%
Employee agents (G)				79	116	-31.9%
Total				719	736	-2.3%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,886,174 at September 30, 2014 and 40,119,207 at September 30, 2013.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$179.1	$173.8	3.0%	$533.6	$514.5	3.7%
Net investment income	82.6	78.4	5.4%	247.0	233.2	5.9%
Net realized investment gains (losses)	3.5	(1.4)	N.M.	8.7	20.9	-58.4%
Other income	0.4	1.1	-63.6%	2.3	3.5	-34.3%

Total revenues	265.6	251.9	5.4%	791.6	772.1	2.5%

Benefits, claims and settlement expenses	117.4	112.7	4.2%	356.6	346.2	3.0%
Interest credited	44.5	42.9	3.7%	131.3	126.4	3.9%
Policy acquisition expenses amortized	24.5	20.9	17.2%	70.0	64.0	9.4%
Operating expenses	39.9	41.4	-3.6%	119.1	119.2	-0.1%
Interest expense	3.5	3.6	-2.8%	10.6	10.7	-0.9%

Total benefits, losses and expenses	229.8	221.5	3.7%	687.6	666.5	3.2%

Income before income taxes	35.8	30.4	17.8%	104.0	105.6	-1.5%
Income tax expense	10.4	6.8	52.9%	29.8	29.0	2.8%

Net income	$25.4	$23.6	7.6%	$74.2	$76.6	-3.1%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$154.6	$152.5	1.4%	$440.0	$428.6	2.7%

Annuity deposits	143.4	128.2	11.9%	361.7	316.8	14.2%

Life	24.7	25.3	-2.4%	73.7	73.4	0.4%

Total	$322.7	$306.0	5.5%	$875.4	$818.8	6.9%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$11.8	$11.1	6.3%	$30.7	$25.4	20.9%

Annuity	10.3	11.6	-11.2%	34.1	31.9	6.9%

Life	3.9	5.8	-32.8%	12.8	15.7	-18.5%

Corporate and other (A)	(0.6)	(4.9)	-87.8%	(3.4)	3.6	N.M.

Net income	25.4	23.6	7.6%	$74.2	$76.6	-3.1%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
PROPERTY & CASUALTY

Premiums written	$154.6	$152.5	1.4%	$440.0	$428.6	2.7%
Premiums earned	145.6	140.8	3.4%	434.1	418.2	3.8%
Net investment income	8.9	8.8	1.1%	27.6	26.9	2.6%
Other income	-	0.2	-100.0%	0.2	0.2	-
Losses and loss adjustment expenses (LAE)	99.9	97.6	2.4%	304.8	300.1	1.6%
Operating expenses (includes policy acquisition expenses amortized)	40.2	39.8	1.0%	118.5	115.5	2.6%
Income before tax	14.4	12.4	16.1%	38.6	29.7	30.0%
Net income	11.8	11.1	6.3%	30.7	25.4	20.9%

Net investment income, after tax	7.5	7.5	-	23.2	22.8	1.8%

Catastrophe costs (A)
After tax	3.7	5.9	-37.3%	23.1	24.2	-4.5%
Before tax	5.7	9.1	-37.4%	35.5	37.3	-4.8%

Prior years' reserves favorable (adverse) development, before tax
Automobile	3.5	3.8	-7.9%	10.5	9.7	8.2%
Property	-	0.2	-100.0%	-	0.2	-100.0%
Other property and casualty	0.9	-	N.M.	0.9	-	N.M.

Total	4.4	4.0	10.0%	11.4	9.9	15.2%

Operating statistics:
Loss and loss adjustment expense ratio	68.7%	69.3%	N.M.	70.2%	71.8%	N.M.
Expense ratio	27.6%	28.3%	N.M.	27.3%	27.6%	N.M.
Combined ratio	96.3%	97.6%	N.M.	97.5%	99.4%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	4.0%	6.4%	N.M.	8.1%	9.0%	N.M.
Prior years' reserve development	-3.0%	-2.8%	N.M.	-2.6%	-2.4%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	95.3%	94.0%	N.M.	92.0%	92.8%	N.M.

Policies in force (voluntary) (in thousands)				711	722	-1.5%
Automobile				481	486	-1.0%
Property				230	236	-2.5%

Policy renewal rate (voluntary) - 12 months
Automobile				84.5%	85.0%	N.M.
Property				88.2%	89.2%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

For the periods presented, there were no reinsurance reinstatement premiums.

(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP").

See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
ANNUITY

Contract deposits	$143.4	$128.2	11.9%	$361.7	$316.8	14.2%
Variable	34.7	31.5	10.2%	102.4	97.1	5.5%
Fixed	108.7	96.7	12.4%	259.3	219.7	18.0%
Contract charges earned	6.6	5.9	11.9%	19.0	16.7	13.8%
Net investment income	56.0	52.1	7.5%	166.2	154.8	7.4%
Interest credited	33.6	32.2	4.3%	98.7	94.3	4.7%
Net interest margin (without realized investment gains/losses)	22.4	19.9	12.6%	67.5	60.5	11.6%
Other income	0.2	0.6	-66.7%	1.3	2.3	-43.5%
Mortality loss and other reserve changes	(0.9)	(0.4)	125.0%	(1.7)	(1.4)	21.4%
Operating expenses (includes policy acquisition expenses amortized)	12.2	10.2	19.6%	35.4	32.2	9.9%
Income before tax	16.1	15.8	1.9%	50.7	45.9	10.5%
Net income	10.3	11.6	-11.2%	34.1	31.9	6.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(1.2)	$1.3	N.M.	$(0.9)	$1.9	N.M.
Guaranteed minimum death benefit reserve	(0.1)	-	N.M.	(0.1)	0.1	N.M.

Annuity contracts in force (in thousands)				199	192	3.6%
Accumulated account value on deposit / Assets under management				$5,612.5	$5,186.7	8.2%
Variable				1,786.4	1,627.7	9.7%
Fixed				3,826.1	3,559.0	7.5%
Annuity accumulated value retention - 12 months
Variable accumulations				94.2%	93.9%	N.M.
Fixed accumulations				94.8%	95.3%	N.M.

LIFE

Premiums and contract deposits	$24.7	$25.3	-2.4%	$73.7	$73.4	0.4%
Premiums and contract charges earned	26.9	27.1	-0.7%	80.5	79.6	1.1%
Net investment income	17.9	17.7	1.1%	53.9	52.2	3.3%
Other income	0.2	0.3	-33.3%	0.8	1.0	-20.0%
Death benefits/mortality cost/change in reserves	16.6	14.7	12.9%	50.1	44.7	12.1%
Interest credited	10.9	10.7	1.9%	32.6	32.1	1.6%
Operating expenses (includes policy acquisition expenses amortized)	11.4	10.8	5.6%	32.7	31.7	3.2%
Income before tax	6.1	8.9	-31.5%	19.8	24.3	-18.5%
Net income	3.9	5.8	-32.8%	12.8	15.7	-18.5%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$-	N.M.	$-	$(0.1)	-100.0%

Life policies in force (in thousands)				200	199	0.5%
Life insurance in force				$15,560	$14,940	4.1%
Lapse ratio - 12 months
(Ordinary life insurance)				4.1%	4.4%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$3.5	$(1.4)	N.M.	$8.7	$20.9	-58.4%
Interest expense	(3.5)	(3.6)	-2.8%	(10.6)	(10.7)	-0.9%
Other operating expenses, net investment income and other income	(0.8)	(1.7)	-52.9%	(3.2)	(4.5)	-28.9%
Income (loss) before tax	(0.8)	(6.7)	-88.1%	(5.1)	5.7	N.M.
Net income (loss)	(0.6)	(4.9)	-87.8%	(3.4)	3.6	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	% Change	2014	2013	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2014, $5,541.9; 2013, $4,921.7)				$5,966.8	$5,190.9	14.9%
Equity securities, at fair value
(cost 2014, $40.5; 2013, $34.4)				38.8	31.3	24.0%
Short-term investments				106.7	37.3	186.1%
Policy loans				143.7	139.0	3.4%
Other investments				69.4	55.2	25.7%
Total Annuity and Life investments				6,325.4	5,453.7	16.0%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2014, $781.2; 2013, $741.0)				826.7	749.6	10.3%
Equity securities, at fair value
(cost 2014, $57.2; 2013, $48.7)				68.0	55.3	23.0%
Short-term investments				10.4	35.9	-71.0%
Other investments				30.9	25.1	23.1%
Total Property & Casualty investments				936.0	865.9	8.1%

Corporate investments				45.1	21.2	112.7%

Total investments				7,306.5	6,340.8	15.2%

Net investment income
Before tax	$82.6	$78.4	5.4%	$247.0	$233.2	5.9%
After tax	55.4	52.7	5.1%	165.8	156.9	5.7%

Net realized investment gains (losses)
Before tax	$3.5	$(1.4)	N.M.	$8.7	$20.9	-58.4%
After tax	2.3	(0.9)	N.M.	5.6	13.5	-58.5%
Per share, diluted	$0.05	$(0.02)	N.M.	$0.13	$0.32	-59.4%

N.M. - Not meaningful.

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